As filed with the Securities and Exchange Commission on March 17, 2014

Registration Statement No. 333-___________

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-1482357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Commons
P.O. Box 460
Ithaca, New York 14851
(607) 273-3210
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis M. Fetsko
Executive Vice President and Chief Financial Officer
Tompkins Financial Corporation
P.O. Box 460
Ithaca, New York 14851
(607) 273-3210
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

 Alyssa Hochberg Fontaine, Esq.
Harris Beach PLLC
119 East Seneca Street
Ithaca, NY 14850
(607) 273-6444

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered:	Amount to be registered(1)(3)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.10 per share
Preferred Stock, par value $0.01 per share
TOTAL			$70,000,000	$9,016

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and General Instruction II.D. to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)	This amount has been estimated solely for the purpose of calculating the registration fee and is exclusive of accrued distributions and dividends, if any.

(3)	Includes such indeterminate number of shares of common stock and preferred stock as may be issued from time to time by the Registrant at indeterminate prices. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock which may be issued upon conversion or exchange of preferred stock or pursuant to the anti-dilution provisions of any such securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2014

Prospectus

$70,000,000

Tompkins Financial Corporation

Common Stock and Preferred Stock

We may offer common stock and preferred stock from time to time, and this prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $70,000,000.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities and the terms of their sale in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described in the section of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” carefully before you invest.

Our principal executive offices are located at The Commons, Ithaca, New York, 14851, and our telephone number is (607) 273-3210. Our common stock is traded on the NYSE MKT LLC under the symbol “TMP.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” that may be included in a prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is _______________, ____.

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About This Prospectus

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Tompkins” and the “Company” to refer to Tompkins Financial Corporation and its subsidiaries.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $70,000,000, in the aggregate. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Tompkins. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Where You Can Find More Information

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at no cost on our web site, http://www.tompkinsfinancial.com, through the “SEC Filings” link, as soon as reasonably practicable after we file such documents with the SEC. Except for the SEC filings we incorporate by reference into this prospectus as described below, none of the other information on our web site is part of this prospectus.

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Documents Incorporated by Reference

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below, and any exhibits referenced in such Items, unless otherwise expressly indicated in the Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 17, 2014;

●	our Current Reports on Form 8-K filed with the SEC on January 17, 2014 and January 29, 2014;and

●	the description of our common stock contained in our Registration Statement on Form 8-A (No. 1-12709) filed with the SEC on January 30, 1997, including any amendment(s) or report(s) filed for the purposes of updating such description.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold or this offering is terminated; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K, or any exhibit referenced in such Items, unless otherwise indicated in the Form 8-K. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Corporate Secretary
Tompkins Financial Corporation
P.O. Box 460
Ithaca, NY 14851
(888) 503-5753

These incorporated documents may also be available on our web site at www.tompkinsfinancial.com. Except for incorporated documents, information contained on our web site is not a prospectus and does not constitute part of this prospectus.

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Note of Caution Regarding Forward-Looking Statements

We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulations; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About Tompkins Financial Corporation

Tompkins Financial Corporation is a financial holding company. Our business is primarily owning, supervising and controlling our banking, insurance agency and financial services subsidiaries. We are the parent company of Tompkins Trust Company, The Bank of Castile, Mahopac Bank, VIST Bank, Tompkins Insurance Agencies, Inc. and TFA Management, Inc., which are wholly-owned subsidiaries. Tompkins Trust Company, The Bank of Castile and Mahopac Bank provide community-banking services to their local market areas in New York State and VIST Bank provides community-banking services to its local market area in the State of Pennsylvania. Tompkins Insurance Agencies, Inc. offers property and casualty insurance to individuals and businesses in New York and Pennsylvania, as well as group insurance for businesses, employee and group benefit plans, and life insurance. TFA Management, Inc. and the trust division of Tompkins Trust Company provide services under the Tompkins Financial Advisors name, including investment management, trust and estate administration, financial and tax planning as well as life, disability and long-term care insurance services.

Corporate Headquarters:	Tompkins Financial Corporation
The Commons, P. O. Box 460
Ithaca, New York 14851
Main telephone number: 607-273-3210

Web Site:	www.tompkinsfinancial.com (information on our website does not constitute part of this prospectus)

Stock Listing:	Our common stock is listed on the NYSE MKT LLC under the symbol - TMP.

For additional information regarding our business, see our filings with the SEC, which are incorporated by reference into this prospectus. Copies of these filings may be obtained as described above under “Where You Can Find More Information”. Among other things, our Annual Report on Form 10-K for the year ended December 31, 2013 contains beginning at page 14 a discussion of business, regulatory and other risks to which we are subject.

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Prospectus Summary

This summary contains a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section of any prospectus supplement for the securities and the other documents we refer to and incorporate by reference in this prospectus. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $70,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock, with a par value of $0.10 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, and whether and on what terms we can redeem the shares of the series.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Use of Proceeds

We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

●	investing in, or extending credit to, our operating subsidiaries;

●	investments at the holding company level;

●	reducing or refinancing existing debt;

●	possible acquisitions;

●	stock repurchases; and

●	other purposes as described in any prospectus supplement.

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Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	For the Fiscal Years Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)
Including deposit interest	3.94	2.73	3.01	2.55	2.18
Excluding deposit interest	7.14	4.45	5.06	4.40	4.00

 For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

●	interest cost, including interest on deposits; and

●	that portion of rent expense estimated to be representative of the interest factor.

(1) Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges.

Description of Capital Stock

The authorized capital stock of Tompkins consists of 25,000,000 shares of common stock, par value $0.10 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in series with such powers, designations and rights as may be established from time to time by our Board of Directors. As of March 10, 2014, there were 14,810,971 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Description of Common Stock

General

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NYSE MKT under the symbol “TMP.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Transfer Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Dividends

The holders of Tompkins common stock are entitled to share ratably in dividends when and as declared by the Board of Directors out of legally available funds therefor. The Company’s Certificate of Incorporation permits the Board of Directors to issue preferred stock with terms set by the Board, which terms may include the right to receive dividends ahead of the holders of common stock. Tompkins has no shares of preferred stock presently outstanding.

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Cash dividends on Tompkins common stock were paid on February 15,May 15,August 15 and November 15, 2012; and on February 15, May 15, August 15 and November 15, 2013. The Company’s ability to pay dividends is generally limited to earnings from the prior year, although retained earnings and dividends from its subsidiaries may also be used to pay dividends under certain circumstances. The Federal Reserve Board generally prohibits holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the holding company’s capital needs, asset quality and overall financial condition. The Company’s primary source of funds to pay for shareholder dividends is receipt of dividends from its subsidiaries. Future dividend payments to the Company by its subsidiaries will be dependent on a number of factors, including the earnings and financial condition of each subsidiary, and are subject to the regulatory limitations discussed in “Note 21 Regulations and Supervision” in Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for fiscal year 2013.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of Tompkins, the holders of shares of Tompkins common stock will be entitled to receive, after payment of all the Company’s debts and liabilities and after satisfaction of all liquidation preferences applicable to the preferred stock, all remaining assets of the Company available for distribution in cash or in kind.

Voting Rights

The holders of the Company’s common stock have one vote for each share held on any matter presented for consideration at a shareholder meeting. The holders of Tompkins common stock are not entitled to cumulative voting in the election of directors.

No Preemptive Rights; Redemption and Assessment

Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and non-assessable.

Securities Are Not Insured by the FDIC

Investments in our securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Material Provisions of our Certificate of Incorporation and Bylaws and New York Law

General. Our Certificate of Incorporation and Bylaws contain certain provisions designed to enhance the ability of our Board of Directors to deal with attempts to acquire control of the Company. These provisions and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain stockholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of stockholders, and could potentially adversely affect the market price of our common stock.

The following briefly summarizes protective provisions that are contained in our Certificate of Incorporation and Bylaws. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws.

Certificate of Incorporation. Our Certificate of Incorporation provides that any business combination that would result in the disposition of all or substantially all of our assets requires the affirmative vote of 80% of our outstanding common shares in the case of a business combination involving a person that is the beneficial owner of at least 20% of our common shares, unless (1) such business combination has been approved by a majority of the disinterested directors, or (2) a fair price is offered for the Company’s shares, the calculation of which is described in greater detail in Article VII of our Certificate of Incorporation. The foregoing provisions may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the outstanding capital stock entitled to vote.

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Statutory Restrictions. New York’s Business Corporations Law (the “BCL”) restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation’s outstanding voting stock (“interested shareholder”) for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation’s board of directors prior to the date of the stock acquisition. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if a majority of the shares not owned by the 20% shareholder vote in favor of the combination or the aggregate amount of the offer meets certain fair price criteria. The provisions of Section 912 of the BCL apply if and for so long as a New York corporation has a class of securities registered under Section 12 of the Exchange Act. We have not elected to opt out of these provisions of the BCL.

Omission of Cumulative Voting. The omission of cumulative voting from the Company’s Certificate of Incorporation may be considered anti-takeover in nature. Cumulative voting entitles each stockholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A stockholder may cast all these votes for one candidate or distribute them among any two or more candidates. Cumulative voting is optional under the New York State Business Corporation Law.

Advance Notice; Preferred Stock. The Company’s Bylaws contain restrictions that may discourage other persons from attempting to acquire control of the Company, including, without limitation, prohibitions on shareholder action by written consent and advance notice requirements with respect to matters to be voted upon at all shareholders’ meetings. In addition, the Company’s Certificate of Incorporation authorizes the issuance of up to 3,000,000 shares of preferred stock. The rights and preferences for any series of preferred stock may be set by the Board of Directors, in its sole discretion and without stockholder approval, and the rights and preferences of any such preferred stock may be superior to those of the common stock and thus may adversely affect the rights of holders of the common stock.

The overall effect of the Certificate of Incorporation and Bylaw provisions described above may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests as the offer might include a premium over the market price of the Company’s common stock at that time. In addition, these provisions may have the effect of assisting the Company’s current management in retaining its position and place it in a better position to resist changes which some shareholders may want to make if dissatisfied with the conduct of the Company’s business. In addition, the existence of Supplemental Executive Retirement Plans for certain executive officers (which plans include change in control provisions) could add to the cost of a takeover of the Company. There are no other anti-takeover provisions in the Certificate of Incorporation or Bylaws, and there are no present plans to adopt other anti-takeover provisions.

Description of Preferred Stock

General

As of the date of this prospectus, 3,000,000 shares of preferred stock, par value $0.01 per share, are authorized, of which none are issued and outstanding. Our Board of Directors may authorize the issuance of one or more additional series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by the Board of Directors will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:

●	designation;

●	number of shares that constitute the series;

●	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

●	dividend periods, or the method of calculating the dividend periods;

●	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

●	voting rights;

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●	preferences and rights upon liquidation or winding up;

●	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

●	for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and,

●	other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

●	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

●	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends

Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.

If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by the Board of Directors or the committee, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

●	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

●	make other distributions;

●	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

●	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

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Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or at our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, shares of any future series of preferred stock will be subject to mandatory redemption or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of preferred stock will be entitled to receive, out of the Company’s assets available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in our Certificate of Incorporation and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

●	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

●	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Tompkins with or into another corporation nor a merger of another corporation with or into Tompkins nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Tompkins.

If, upon any liquidation, dissolution or winding up of Tompkins, the Company’s assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Tompkins.

Voting Rights

Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

●	issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or

●	amend, alter or repeal the provisions of our Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

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Plan of Distribution

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	directly to investors; or

●	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

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Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE MKT. Any shares of common stock hereunder will be listed in the NYSE MKT. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, some legal matters, including the validity of any securities offered pursuant to the applicable prospectus supplement, will be passed upon for us by Harris Beach PLLC, Ithaca, New York, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents.

Experts

The consolidated financial statements of Tompkins Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included in our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Part II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses (all but the SEC fees are estimates) payable by the registrant in connection with the filing of this Form S-3 Registration Statement:

SEC Registration Fee	$9,016
Printing Costs	0
Transfer & Disbursing Agent Fees	2,500
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	10,000
Miscellaneous Expenses	5,000
Total	$44,320

Item 15.	Indemnification of Directors and Officers

Section 722 of the New York Business Corporation Law (the “BCL”) empowers a New York corporation to indemnify any person who is, or is threatened to be, made party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person’s testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service for another corporation or enterprise, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. A New York corporation may indemnify any officer or director against amounts paid in settlement and reasonable expenses, including attorneys’ fees, under the same conditions, except that no indemnification is permitted in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent judicially approved. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses which such officer actually and reasonably incurred.

In accordance with Section 402(b) of the BCL, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of directors of the Company to the fullest extent permitted under the BCL; provided, however, that there shall be no limitation of a director’s liability for acts or omissions committed in bad faith, or that involved intentional misconduct or a knowing violation of law, or from which a director personally gained a financial profit or other advantage to which he or she was not legally entitled. The effect of this provision is to eliminate personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

The Company’s Bylaws provide, in effect, that it will indemnify each of its directors, officers and employees, and any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise serving at its request who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact of such person’s duties to or on our behalf, to the fullest extent permitted by the BCL.

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As permitted by the BCL, Tompkins has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Company cannot directly indemnify such directors or officers.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

5.1	Opinion of Harris Beach PLLC

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

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 (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ithaca, state of New York, on this 17th day of March, 2014.

Tompkins Financial Corporation

By:	/s/ Stephen S. Romaine
Stephen S. Romaine, Chief Executive Officer

Power Of Attorney

Each individual whose signature appears below hereby designates and appoints Stephen S. Romaine and Francis M. Fetsko, and each of them, either of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, which amendments may make such changes in this registration statement as any Attorney-in-Fact deems appropriate, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James J. Byrnes	Chairman, Director	March 17, 2014
James J. Byrnes

/s/ Stephen S. Romaine	President and Chief	March 17, 2014
Stephen S. Romaine	Executive Officer, Director
(Principal Executive Officer)

/s/ James W. Fulmer	Vice Chairman, Director	March 17, 2014
James W. Fulmer

/s/ Francis M. Fetsko	Executive Vice President,	March 17, 2014
Francis M. Fetsko	Chief Financial Officer, Chief Operating Officer
(Principal Financial and Accounting Officer)

/s/ John E. Alexander	Director	March 17, 2014
John E. Alexander

/s/ Paul J. Battaglia	Director	March 17, 2014
Paul J. Battaglia

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/s/ Daniel J. Fessenden	Director	March 17, 2014
Daniel J. Fessenden

/s/ Reeder D. Gates	Director	March 17, 2014
Reeder D. Gates

/s/ James R. Hardie	Director	March 17, 2014
James R. Hardie

/s/ Carl E. Haynes	Director	March 17, 2014
Carl E. Haynes

/s/ Susan A. Henry	Director	March 17, 2014
Susan A. Henry

/s/ Patricia A. Johnson	Director	March 17, 2014
Patricia A. Johnson

/s/ Frank C. Milewski	Director	March 17, 2014
Frank C. Milewski

/s/ Sandra A. Parker	Director	March 17, 2014
Sandra A. Parker

/s/ Thomas R. Rochon	Director	March 17, 2014
Thomas R. Rochon

/s/ Michael H. Spain	Director	March 17, 2014
Michael H. Spain

/s/ William D. Spain, Jr.	Director	March 17, 2014
William D. Spain, Jr.

/s/ Alfred J. Weber	Director	March 17, 2014
Alfred J. Weber

/s/ Craig Yunker	Director	March 17, 2014
Craig Yunker

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

5.1	Opinion of Harris Beach PLLC

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.

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